JACK IN THE BOX INC.

                    CAPITAL ACCUMULATION PLAN FOR EXECUTIVES
























                            Effective April 2, 1990

                        Amended and Restated June 1, 2001


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                                TABLE OF CONTENTS



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                                                                   -----------

Article I--PURPOSE; EFFECTIVE DATE.......................................1

  1.1      Purpose.......................................................1
  1.2      Effective Date................................................1

ARTICLE II--DEFINITIONS..................................................1

  2.1      Account.......................................................1
  2.2      Actuarial Equivalent..........................................1
  2.3      Beneficiary...................................................1
  2.4      Board.........................................................1
  2.5      Change in Control.............................................2
  2.6      Committee.....................................................3
  2.7      Company.......................................................3
  2.8      Compensation..................................................3
  2.9      Deferral Commitment...........................................3
  2.10     Deferral Period...............................................3
  2.11     Determination Date............................................3
  2.12     Disability....................................................3
  2.13     Discretionary Contribution....................................3
  2.14     Earnings......................................................4
  2.15     Financial Hardship............................................4
  2.16     Form of Payment Designation...................................4
  2.17     401(k) Plan...................................................4
  2.18     Matching Contribution.........................................4
  2.19     Participant...................................................4
  2.20     Plan..........................................................4
  2.21     Years of Service..............................................5

ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTS......................5

  3.1      Eligibility and Participation.................................5
  3.2      Form of Deferral..............................................5
  3.3      Limitations on Deferral Commitments...........................5
  3.4      Commitment Limited by Termination.............................6
  3.5      Modification of Deferral Commitment...........................6
  3.6      Change in Employment Status...................................6


                                       (i)
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ARTICLE IV--DEFERRED COMPENSATION ACCOUNT................................6

  4.1      Account.......................................................6
  4.2      Timing of Credits; Withholding................................6
  4.3      Matching Contributions........................................7
  4.4      Discretionary Contributions...................................7
  4.5      Determination of Accounts.....................................7
  4.6      Vesting of Accounts...........................................7
  4.7      Statement of Accounts.........................................8

ARTICLE V--PLAN BENEFITS.................................................8

  5.1      Withdrawals...................................................8
  5.2      Termination Benefits..........................................8
  5.3      Death Benefit.................................................8
  5.4      Form of Payment...............................................9
  5.5      Withholding; Payroll Taxes....................................9
  5.6      Valuation and Settlement......................................9
  5.7      Payment to Guardian...........................................9

ARTICLE VI--BENEFICIARY DESIGNATION.....................................10

  6.1      Beneficiary Designation......................................10
  6.2      Changing Beneficiary.........................................10
  6.3      Change in Marital Status.....................................10
  6.4      No Beneficiary Designation...................................11
  6.5      Effect of Payment............................................11

ARTICLE VII--ADMINISTRATION.............................................11

  7.1      Committee; Duties............................................11
  7.2      Agents.......................................................11
  7.3      Binding Effect of Decisions..................................11
  7.4      Indemnity of Committee.......................................11
  7.5      Election of Committee After Change in Contro.................12

ARTICLE VIII--CLAIMS PROCEDURE..........................................12

  8.1      Claim........................................................12
  8.2      Denial of Claim..............................................12
  8.3      Review of Claim..............................................12
  8.4      Final Decision...............................................12


                                      (ii)
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ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN...........................13

  9.1      Amendment....................................................13
  9.2      Company's Right to Terminate.................................13

ARTICLE X--MISCELLANEOUS................................................14

  10.1     Unfunded Plan................................................14
  10.2     Company Obligation...........................................14
  10.3     Unsecured General Creditor...................................14
  10.4     Trust Fund...................................................14
  10.5     Nonassignability.............................................14
  10.6     Not a Contract of Employment.................................15
  10.7     Protective Provisions........................................15
  10.8     Governing Law................................................15
  10.9     Validity.....................................................15
  10.10    Notice.......................................................15
  10.11    Successors...................................................15


                                       (iii)
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                              JACK IN THE BOX INC.

                    CAPITAL ACCUMULATION PLAN FOR EXECUTIVES



                       ARTICLE I--PURPOSE; EFFECTIVE DATE

1.1   Purpose

      The purpose of this Capital Accumulation Plan for Executives is to provide current tax planning opportunities as well as supplemental funds for retirement or death for certain key employees of Company. It is intended that the Plan will aid in attracting and retaining key employees of exceptional ability by providing them with these benefits.

1.2   Effective Date

      The Plan shall be effective as of April 2, 1990.


                             ARTICLE II--DEFINITIONS

      For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1   Account

      "Account" means the vehicle used by Company to measure and determine the amounts to be paid to a Participant under the Plan.

2.2   Actuarial Equivalent

      "Actuarial Equivalent" means equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Committee, using sound actuarial assumptions at the time of such determination.

2.3   Beneficiary

      "Beneficiary" means the person, persons or entity as designated by the Participant, entitled under Article VI to receive any Plan benefits payable after the Participant's death.

2.4   Board

      "Board" means the Board of Directors of the Company.


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2.5   Change in Control

      "Change in Control" of the Company means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

            (a) Any "Person" (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the "Beneficial Owner," directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

            (b) During any period of two (2) consecutive years after an employee becomes a Plan Participant, individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

            (c) The stockholders of the Company approve:

                 (i) A plan of complete liquidation of the Company; or

                 (ii) An agreement for the sale or disposition of all or
            substantially all of the Company's assets; or

                 (iii) A merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

            However, in no event shall a "Change in Control" be deemed to have occurred, with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group except for:

                 (i) Passive ownership of less than two percent (2%) of the stock of the purchasing company; or

                 (ii) Ownership of equity participation in the purchasing
            company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors.

      For purposes of this Section, the terms "Person" and "Beneficial Owner" shall have the meanings given those terms in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and Rule 13d-3 under that Act.


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2.6   Committee

      "Committee" means the committee appointed by the Board to administer the Plan pursuant to Article VII. The initial committee so designated by the Board shall be the Administrative Committee.

2.7   Company

      "Company" means Jack in the Box Inc., a Delaware corporation, and directly or indirectly affiliated subsidiary corporations, any other affiliate designated by the Board, or any successor to the business thereof.

2.8   Compensation

      "Compensation" means the base salary payable to and bonus earned by a Participant by Company and considered to be "wages" for purposes of federal income tax withholding. Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company's tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code (the "Code"), or under this Plan. Inclusion of any other forms of compensation is subject to Committee approval.

2.9   Deferral Commitment

      "Deferral Commitment" means a commitment made by a Participant to defer a percentage of Compensation pursuant to Article III. The Deferral Commitment shall apply to each payment of salary and bonus payable to a Participant. In no event shall the Deferral Commitment exceed fifteen percent (15%) of the Participant's base salary and one hundred percent (100%) of the Participant's bonus less applicable taxes. A Deferral Commitment shall remain in effect until amended or revoked as provided under Section 3.2.

2.10  Deferral Period

      "Deferral Period" means each calendar year. The initial Deferral Period, however, shall be April 2, 1990 through and including December 31, 1990.

2.11  Determination Date

      "Determination Date" means the last day of each calendar month.

2.12  Disability

      "Disability" means a physical or mental condition that prevents the Participant from satisfactorily performing the Participant's usual duties for Company. The Committee shall determine the existence of Disability and may rely on advice from a medical examiner satisfactory to the Committee in making the determination.

2.13  Discretionary Contribution

      "Discretionary Contribution" means the Company contribution credited to a Participant's Account under Section 4.4.

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2.14  Earnings

      Effective January 1, 2001, "Earnings" means the rate of growth credited to an Account on each Determination Date in a calendar year, which shall be equal to the effective annual yield of the average of the Moody's Average Corporate Bond Yield Index for the previous calendar month, as published by Moody's Investors Service, Inc. (or any successor publisher thereto), or, if such index is no longer published, a substantially similar index selected by the Committee, plus two (2) percentage points.

      Prior to January 1, 2001, "Earnings" means the rate of growth credited to an Account on each Determination Date in a calendar year, which shall be equal to the effective annual yield of the average of the Moody's Average Corporate Bond Yield Index for the previous calendar month, as published by Moody's Investors Service, Inc. (or any successor publisher thereto), or, if such index is no longer published, a substantially similar index selected by the Committee.

2.15  Financial Hardship

      "Financial Hardship" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined based upon such standards as are, from time to time, established by the Committee.

2.16  Form of Payment Designation

      "Form of Payment Designation" means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable under this Plan, as elected by the Participant.

2.17  401(k) Plan

      "401(k) Plan" means the Jack in the Box Inc. Easy$aver Plus Plan, or any successor defined contribution plan maintained by the Company that qualifies under Section 401(a) of the Code by satisfying the requirements of Section 401(k) of the Code.

2.18  Matching Contribution

      "Matching Contribution" means the Company contribution credited to a Participant's Account under Section 4.3.

2.19  Participant

      "Participant" means any employee who is eligible, pursuant to Section 3.1, to participate in this Plan, and who has elected to defer Compensation under this Plan.

2.20  Plan

      "Plan" means this Jack in the Box Inc. Capital Accumulation Plan for Executives as amended from time to time.

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2.21  Years of Service

      "Years of Service" shall have the meaning provided for such term for purposes of vesting under the 401(k) Plan, whether or not the Participant is a participant in such plan.


               ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTS

3.1   Eligibility and Participation

            (a) Eligibility. Eligibility to participate in the Plan shall be limited to those select key employees of Company who are designated by management, from time to time, and approved by the Committee.

            (b) Participation. An employee's participation in the Plan shall be effective upon notification to the employee by the Committee of eligibility to participate, and completion and submission of a Deferral Commitment and a Form of Payment Designation to the Committee by the thirtieth day of the second month immediately preceding the beginning of the Deferral Period. Such Deferral Commitment and Form of Payment Designation shall remain in effect with respect to each succeeding Deferral Period, until such time as another Deferral Commitment is filed with the Committee as described in Section 3.2(b) below.

            (c) Part-Year Participation. When an individual first becomes eligible to participate during a Deferral Period, a Deferral Commitment may be submitted to the Committee within thirty (30) days after the Committee notifies the individual of eligibility to participate. Such Deferral Commitment will be effective only with regard to Compensation earned following submission of the Deferral Commitment to the Committee.

3.2   Form of Deferral

         A Participant may elect a Deferral Commitment as follows:

            (a) Form of Deferral Commitment. A Deferral Commitment shall be with respect to each payment of salary and bonus payable by Company to a Participant during the Deferral Period.

            (b) Period of Commitment. Once a Participant has made a Deferral Commitment, that Commitment shall remain in effect for that Deferral Period and shall remain in effect for all future Deferral Periods unless revoked or amended in writing by the Participant and delivered to the Committee no later than November 30 of the year preceding a subsequent Deferral Period.

3.3   Limitations on Deferral Commitments

      The following limitations shall apply to a Deferral Commitment:

            (a) Maximum. The maximum percentage of Compensation deferred shall be fifteen percent (15%) of each payment of base salary and one hundred percent (100%) of bonus payable less applicable taxes.

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            (b) Minimum. The minimum deferral amount shall be one percent (1%)
      of Compensation.

            (c) The amount to be deferred shall be stated as a full percentage of each payment of Compensation.

            (d) Changes in Minimum or Maximum. The Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect a Deferral Commitment entered into prior to the Committee's action.

3.4   Commitment Limited by Termination

      If a Participant terminates employment with Company prior to the end of the Deferral Period, the Deferral Period shall end as of the date of termination.

3.5   Modification of Deferral Commitment

      Except as provided in Section 5.1(b) below, a Deferral Commitment shall be irrevocable by the Participant during a Deferral Period.

3.6   Change in Employment Status

      If the Committee determines that Participant's employment performance is no longer at a level that deserves reward through participation in this Plan, but does not terminate the Participant's employment with Company, the Participant's existing Deferral Commitment shall terminate at the end of the Deferral Period, and no new Deferral Commitment may be made by such Participant after notice of such determination is given by the Board.


                    ARTICLE IV--DEFERRED COMPENSATION ACCOUNT

4.1   Account

      The amounts deferred by a Participant under the Plan, any Company contributions and Earnings shall be credited to the Participant's Account. Separate subaccounts may be maintained to reflect different forms of distribution and levels of vesting. The Account shall be a bookkeeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.

4.2   Timing of Credits; Withholding

      A Participant's deferred Compensation shall be credited to the Account at the time it would have been payable to the Participant. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by local, state or federal law shall be withheld from the Participant's corresponding nondeferred Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant's Account.

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4.3   Matching Contributions

      Company shall credit a Matching Contribution to the Participant's Account equal to one hundred percent (100%) of the Compensation deferred by the Participant under this Plan during a Deferral Period, but not to exceed the first three percent (3%) of the Participant's Compensation before such deferrals. The Matching Contribution shall be credited to the Account at the time the Compensation would have been payable to the Participant.

4.4   Discretionary Contributions

      Company may make Discretionary Contributions to a Participant's Account. Discretionary Contributions shall be credited at such times and in such amounts as recommended by the Committee and approved by the Compensation Committee of the Board, or the Board in its sole discretion shall determine.

4.5   Determination of Accounts

      Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

            (a) New Deferrals. The Account shall be increased by any deferred Compensation credited since such Determination Date.

            (b) Company Contributions. The Account shall be increased by any Matching and/or Discretionary Contributions credited since such Determination Date.

            (c) Distributions. The Account shall be reduced by any benefits distributed to the Participant since such Determination Date.

            (d) Earnings. The Account shall be increased by the Earnings on the average daily balance in the Account since such Determination Date.

4.6   Vesting of Accounts

      Each Participant shall be vested in the amounts credited to such Participant's Account and Earnings thereon as follows:

            (a) Amounts Deferred. A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan and Earnings thereon.

            (b) Matching Contributions. A Participant's Matching Contributions and Earnings thereon shall become twenty-five percent (25%) vested for each completed Year of Service, subject to approval by the Committee; however, a Participant shall become one hundred percent (100%) vested if termination of employment occurs as a result of death or within twenty-four (24) months of a Change in Control.

            (c) Discretionary Contributions. A Participant's Discretionary Contributions and Earnings thereon shall become vested as determined by the Compensation Committee of the Board, or the Board.

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4.7   Statement of Accounts

      The Committee shall give to each Participant a statement showing the balances in the Participant's Account on an annual basis and at such times as may be determined by the Committee.


                            ARTICLE V--PLAN BENEFITS

5.1   Withdrawals

      A Participant's Account may be distributed to the Participant before termination of employment as follows:

            (a) Elective Withdrawals. A Participant may elect to withdraw all or any portion of the amount deferred by that Deferral Commitment as of a date specified in the Deferral Commitment. Such date shall not be sooner than seven (7) years after the date the Deferral Period commences. The amount withdrawn shall not exceed the amount of Compensation deferred, without regard to Earnings or Matching and/or Discretionary Contributions.

            (b) Financial Hardship or Disability Withdrawals. Upon a finding that a Participant has suffered a Financial Hardship or Disability, the Committee may, in its sole discretion, amend the existing Deferral Commitment or make distributions from the Participant's Account. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship or Disability, and will not exceed the Participant's vested Account balance. If payment is made due to Financial Hardship, the Participant's deferrals under this Plan shall cease for a twelve (12) month period. Any resumption of the Participant's deferrals under the Plan after such twelve (12) month period shall be made only at the election of the Participant in accordance with Article III herein.

            (c) Form of Payment. Such a distribution shall be paid in a lump sum and shall be charged to the Participant's Account as a distribution. The distribution shall be subject to taxation as provided in Section 5.5 below.

5.2   Termination Benefits

      If a Participant terminates employment with Company, for any reason other than death, Company shall pay the Participant benefits equal to the vested balance in the Participant's Account.

5.3   Death Benefit

      Upon the death of a Participant, Company shall pay to the Participant's Beneficiary benefits equal to the Participant's vested Account balance.

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5.4   Form of Payment

      Retirement, termination and death benefits shall be paid in the form of benefit as provided below, specified by the Participant in the Form of Payment Designation unless the benefit is based on a Small Account as defined in Subsection (c) below. Payments will commence no later than sixty (60) days after all information necessary to calculate the benefit amount has been received by Company following the date of Retirement, termination, or death. The Form of Payment Designation shall be effective for the entire vested account balance unless amended in writing by the Participant and delivered to the Committee no later than November 30 of the year preceding a subsequent Deferral Period. If, upon termination or Retirement, the Participant's most recent election as to the form of payment was made within one (1) year of such termination or Retirement, then the prior election shall be used to determine the form of payment. The forms of benefit payment are:

            (a) A lump sum amount which is equal to the vested Account balance.

            (b) Equal annual installments of the vested Account balance amortized over a period of up to ten (10) years. Earnings on the unpaid balance shall be equal to the average rate of Earnings which would have been applicable on the Account over the thirty-six (36) months immediately preceding the commencement of benefit payments.

            (c) Small Account. If the Participant's vested Account balance is under fifty thousand dollars ($50,000) on the Valuation Date as defined in
      Section 5.6, the benefit shall be paid in a lump sum.

5.5   Withholding; Payroll Taxes

      Company shall withhold from payments hereunder any taxes required to be withheld from such payments under local, state or federal law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to
Section 3405(a)(2) of the Code, or any successor provision thereto.

5.6   Valuation and Settlement

      The last day of the month in which the Participant retires, terminates, or dies shall be the Valuation Date. The amount of a lump sum payment and the initial amount of installments shall be based on the value of the Participant's vested Account balance on the Valuation Date. The date on which a lump sum is paid or the date on which installments commence shall be the settlement date. The settlement date shall be no more than sixty-five (65) days after the Valuation Date. All payments shall be made as of the first day of the month.

5.7   Payment to Guardian

      If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.

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                       ARTICLE VI--BENEFICIARY DESIGNATION

6.1   Beneficiary Designation

      Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's vested Account balance. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime. Designation by a married Participant to the Participant's spouse of less than a fifty percent (50%) interest in the benefit due shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is established that the consent cannot be obtained because the spouse cannot be located.

6.2   Changing Beneficiary

      Any Beneficiary designation may be changed by an unmarried Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee. A married Participant's Beneficiary designation may be changed by a Participant with the consent of the Participant's spouse as provided for in Section 6.1 above, by the filing of a new Beneficiary designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

6.3   Change in Marital Status

      If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

            (a) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in Section 6.1 above.

            (b) If the Participant is unmarried at death but was married when the designation was made:

                 (i) The designation shall be void if the spouse was named as
            Beneficiary.

                 (ii) The designation shall remain valid if a nonspouse
            Beneficiary was named.

            (c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed in
      Section 6.1 above.


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

6.4   No Beneficiary Designation

      If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

            (a) The Participant's surviving spouse;

            (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the deceased child would have taken if living;

            (c) The Participant's estate.

6.5   Effect of Payment

      Payment to the Beneficiary shall completely discharge the Company's obligations under this Plan.


                           ARTICLE VII--ADMINISTRATION

7.1   Committee; Duties

      This Plan shall be administered by the Committee, which shall consist of not less than three (3) persons appointed by the Board, except after a Change in Control as provided in Section 7.5 below. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2   Agents

      The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3   Binding Effect of Decisions

      The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4   Indemnity of Committee

      The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct.


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7.5   Election of Committee After Change in Control

      After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. No amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.


                         ARTICLE VIII--CLAIMS PROCEDURE

8.1   Claim

      Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as "Claimant"), or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

8.2   Denial of Claim

      If the claim or request is denied, the written notice of denial shall state:

            (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

            (b) A description of any additional material or information required and an explanation of why it is necessary; and

            (c) An explanation of the Plan's claim review procedure.

8.3   Review of Claim

      Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days after receipt by the Committee of Claimant's claim or request. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4   Final Decision

      The decision on review shall normally be made within sixty (60) days after the Committee's receipt of Claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

                  ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN

9.1   Amendment

      The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to Beneficiaries receiving installment payments, subject to the following:

            (a) Preservation of Account Balance. No amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

            (b) Changes in Earnings Rate. No amendment shall reduce, either prospectively or retroactively, the rate of Earnings to be credited to the amount already accrued in Participant's Account and any amounts credited to the Account under Deferral Commitments already in effect on that date.

9.2   Company's Right to Terminate

      The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Company.

            (a) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

            (b) Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. In the event of complete termination, the Plan shall cease to operate and Company shall pay out each Account. Payment shall be made as a lump sum or in equal monthly installments over the following period, based on the vested Account balance:

                  Account Balance                        Payout Period
         ------------------------------------------------------------------

         Less than $50,000                                 Lump Sum
         $50,000 but not more than $100,000                3 Years
         $100,000 or more                                  5 Years
         ==================================================================

      Earnings shall continue to be credited on the unpaid balance in each Account. Earnings on the unpaid balance shall be equal to the average rate of Earnings which would have been applicable on the Account over the thirty-six
(36) months immediately preceding the commencement of benefit payments.

                            ARTICLE X--MISCELLANEOUS

10.1  Unfunded Plan

      This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of
Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.2  Company Obligation

      The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company with respect to the deferred Compensation receivable from, and contributions by, that Company and shall not be an obligation of another Company.

10.3  Unsecured General Creditor

      Except as provided in Section 10.4, Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of Company or any other party for payment of benefits under this Plan. Any property held by Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. Company's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.4  Trust Fund

      Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company.

10.5  Nonassignability

      Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.6  Not a Contract of Employment

      This Plan shall not constitute a contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Company or to interfere with the right of Company to discipline or discharge a Participant at any time.

10.7  Protective Provisions

      A Participant will cooperate with Company by furnishing any and all information requested by Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Company may deem necessary and taking such other action as may be requested by Company.

10.8  Governing Law

      The provisions of this Plan shall be construed and interpreted according to the laws of the State of California, except as preempted by federal law.

10.9  Validity

      If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.10 Notice

      Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Company's records.

10.11 Successors

      The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.


                              JACK IN THE BOX INC.


                              By:  LAWRENCE E. SCHAUF
                                  ------------------------------------
                                   Lawrence E. Schauf
                                   Executive Vice President
                                   and Secretary

                           Dated:  December 7, 2001
                                  ------------------------------------